 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-290475
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 23, 2025)
Up to $6,000,000,000
Common Stock
We may offer and sell shares of our common stock, par value $0.001 per share, referred to herein as the “common stock,” having an aggregate sales price of up to $6,000,000,000 over a period of time and from time to time through the sales agents under an equity distribution agreement. The equity distribution agreement provides that, in addition to the offer and sale of our common stock through the sales agents acting as sales agents or directly to the sales agents acting as principals, we also may enter into forward sale agreements under separate forward sale confirmations between us and certain sales agents or forward sellers or one or more affiliates of such sales agent or forward seller. We refer to each of these entities, when acting in such capacity, as a “forward purchaser” and collectively as the “forward purchasers.” In connection with each forward sale agreement, the relevant forward purchaser will, at our request, attempt to borrow from third-party stock lenders and, through its related agent, sell a number of shares of our common stock equal to the number of shares of our common stock that underlie the related forward sale agreement to hedge the forward sale agreement. Each of the sales agents, when acting as the agent for the related forward purchaser, is referred to herein as a “forward seller” and collectively as the “forward sellers” (except in the case of BTIG, LLC, for which references to forward seller refers instead to Nomura Securities International, Inc. (acting through BTIG, LLC as agent)). Transactions contemplated by the forward sale agreements are referred to herein as “forward transactions.” In no event will the aggregate sales price of shares of our common stock sold through or to the sales agents under the equity distribution agreement and through the forward sellers under any forward sale agreements exceed $6,000,000,000. The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earliest of (1) the sale, under the equity distribution agreement and any forward sale agreements, of shares of our common stock with an aggregate sales price of $6,000,000,000, (2) September 23, 2028 (provided that the equity distribution agreement will continue in effect for the duration of, and solely with respect to, any forward sale agreement entered into, but not yet settled, before September 23, 2028) and (3) the termination by us or the relevant sales agent or forward seller any time upon two days’ written notice, solely with respect to such sales agent or forward seller.
In a forward transaction under one form of forward sale agreement, which we refer to as an “initially priced forward transaction,” we may enter into one or more forward sale agreements relating to one or more initially priced forward transactions (“initially-priced forward sale agreements”) with a forward purchaser, pursuant to which we will receive the forward sale price under the forward sale agreement at the settlement of the initially priced forward transaction, subject to the price adjustment and other provisions of the applicable forward sale agreement. The initial forward sale price per share under each initially priced forward transaction will be equal to the product of (1) an amount equal to one minus the applicable forward hedge selling commission rate and (2) the adjusted volume weighted average hedge price per share at which the borrowed shares of our common stock were sold pursuant to the equity distribution agreement by the relevant forward seller to hedge the relevant forward purchaser’s exposure under such initially priced forward transaction. We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the relevant forward seller. We expect to receive proceeds from the sale of shares of our common stock upon future physical settlement of the relevant initially priced forward transaction with the relevant forward purchaser on dates specified by us on or prior to the maturity date of the relevant initially-priced forward sale agreement. In an initially priced forward transaction, we expect to receive aggregate cash proceeds equal to the product of the initial forward sale price under such initially priced forward transaction and the number of shares of our common stock underlying such initially priced forward transaction, subject to the price adjustment, including reduction by an amount equal to the expected dividends on our common stock during the term of the initially priced forward transaction, and other provisions of the applicable forward sale agreement. If we elect to cash settle or net share settle an initially priced forward transaction, we may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser.
In a separate forward transaction under another form of forward sale agreement, which we refer to as a “collared forward transaction,” we may enter into one or more forward sale agreements relating to one or more collared forward transactions (“collared forward sale agreements”) with Goldman Sachs & Co. LLC, or one or more of the other forward purchasers, each acting in its capacity as forward purchaser (the “collared forward purchasers”), pursuant to which we will agree to sell to the relevant collared forward purchaser up to the number of shares of our common stock specified in the relevant collared forward sale agreement (subject to adjustment as set forth therein) and the relevant collared forward purchaser will borrow from third-party stock lenders and sell the maximum number of shares of our common stock deliverable pursuant to the collared forward transaction (the “hedging shares”) through the related sales agent acting as statutory underwriter and a forward seller (the “collared forward seller”) over a period of time to be agreed between us and the collared forward purchaser (an “initial hedging period”), all subject to the terms of the equity distribution agreement and the collared forward sale agreement. We have been advised by each of the collared forward purchasers that it expects that, on the same days during the initial hedging period when the collared forward seller is selling a number of hedging shares underlying the collared forward transaction, the collared forward purchaser or its affiliates will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as each of the collared forward purchasers expects its initial hedge position in respect of the collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. The floor price and the cap price of the collared forward transaction will be determined upon completion of the initial hedging period for the collared forward transaction by multiplying the weighted average prices at which the collared forward seller will have sold the hedging shares during the initial hedging period for the collared forward transaction (the “hedge reference price”) by the floor percentage and the cap percentage specified in the relevant collared forward sale agreement, respectively. The forward sale price that we will receive under any collared forward transaction (the “collared forward sale price”) for each share of our common stock deliverable thereunder will be equal to an amount determined based on the arithmetic average of volume weighted prices of our common stock during the applicable valuation period for the collared forward transaction that will run prior to the maturity date for the collared forward transaction (whether the scheduled maturity date or an accelerated maturity date at the election of the collared forward purchaser), provided that the collared forward sale price will not be less than the floor price and will not be more than the cap price, subject to adjustment under the terms of the collared forward sale agreement, including reduction of the floor price, the cap price and the volume weighted prices used to determine the collared forward sale price by an amount equal to the expected dividends on our common stock prior to their expected dividend dates during the term of the collared forward transaction (the “settlement amount”). Each collared forward transaction will consist of a number of components equal to the number of Exchange Business Days (as defined in the relevant collared forward sale agreement) during the initial hedging period, each of which such components will correspond to a single Exchange Business Day during the initial hedging period.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a collared forward seller. On the settlement date for a collared forward transaction, which will be a date elected by the relevant collared forward purchaser that will not be earlier than a date determined at the time of entering into the collared forward transaction (the “first acceleration date”) and not later than the scheduled maturity date for the collared forward transaction, (1) we will deliver to the relevant collared forward purchaser the number of shares underlying each component of the collared forward transaction, and (2) the relevant collared forward purchaser will pay to us an amount equal to the sum of (i) an amount equal to (x) the product of (A) the floor price of each such component, multiplied by (B) the number of shares underlying each component of the collared forward transaction, minus (y) the product of (A) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement, and which may be zero) multiplied by (B) the number of shares underlying each component of the collared forward transaction, multiplied by (C) the hedge reference price for each component of the collared forward transaction (the “Floor Cash Amount”), and (ii) an amount equal to the product of (x) the number of shares underlying each component of the collared forward transaction, multiplied by (y) the amount by which the collared forward sale price (which may not exceed the cap price) for such component exceeds the floor price for such component, subject to certain adjustments (the “Modified Physical Settlement Cash Amount”). However, we will, subject to certain conditions specified in the collared forward sale agreement, have the right to elect to receive the Modified Physical Settlement Cash Amount in the form of our common stock, instead of cash, with the number of shares to be calculated over a period of time following the settlement date of the collared forward transaction set forth in the relevant collared forward sale agreement based on the average of the SEC Rule 10b-18 volume-weighted average prices, as measured under the collared forward sale agreement, of our common stock during that period. We refer to such period as the “unwind period.” In connection with each collared forward transaction, the relevant forward seller may receive, reflected in a reduced collared forward sale price payable by the relevant forward purchaser under the related forward sale agreement as indicated above, a commission of up to 1.00% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as a forward seller, and any such commission will be deducted from the amount paid to us on the settlement date.
In the event that a forward purchaser (or its affiliate) in a forward transaction is unable to borrow and deliver any shares of our common stock for sale by the relevant forward seller under the equity distribution agreement or, in its good faith judgment, it is either impracticable to borrow and deliver any such shares or it would incur a stock loan cost that is equal to or greater than a specified amount, the number of shares underlying the relevant forward transaction will be reduced accordingly (and possibly to zero shares) immediately upon completion of the applicable hedging period.
The relevant forward seller (including a collared forward seller) is not required to sell any specific number or dollar amount of shares of our common stock, but, subject to the terms and conditions of the applicable forward transaction, the relevant forward seller (including a collared forward seller) will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to borrow from third-party stock lenders and sell up to the designated number of shares of our common stock during the initial hedging period. In respect of any sales during the initial hedging period by the relevant forward seller (including a collared forward seller) on behalf of the relevant forward purchaser (including a collared forward purchaser), we may specify that no shares of our common stock may be sold if the sales cannot be effected at or above the price designated by us, and we may specify other trading parameters for such sales (including volume limitations). Accordingly, any sales by the relevant forward seller (including a collared forward seller) may be suspended at any time, and there can be no assurance that the relevant forward seller (including a collared forward seller) will be able to sell any shares pursuant to the equity distribution agreement. Only one sales agent or forward seller (including a collared forward seller) will be permitted to conduct sales of shares of our common stock at any given time pursuant to the equity distribution agreement, and no sales of shares of our common stock by any sales agent acting on our behalf, or by the relevant forward seller on behalf of the relevant forward purchaser in connection with any initially priced forward transaction, will occur simultaneously with any sales of the hedging shares by a collared forward seller on behalf of a collared forward purchaser or contemporaneous purchases of shares by a collared forward purchaser in connection with the establishment of its initial delta hedge with respect to any collared forward transaction.
Sales of our common stock, if any, under the equity distribution agreement will be made in negotiated transactions, including block trades, transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange LLC, or the “NYSE,” sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks or through any other method permitted by applicable law. Accordingly, an indeterminate number of shares of our common stock may be sold by sales agents and/or forward sellers up to the number of shares that will result in an aggregate sales price of up to $6,000,000,000 pursuant to the equity distribution agreement. The sales agents and the forward sellers are not required to sell any specific number or dollar amount of shares of our common stock, but each of them will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell shares designated by us in accordance with the equity distribution agreement and/or forward sale agreements. We will pay each sales agent a commission of up to 1.00% of the sales price of all shares of our common stock sold through it as our sales agent under the equity distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will be our net proceeds for the sale of the shares by the sales agents. In connection with each initially priced forward transaction, we will pay the relevant forward seller, in the form of a reduced initial forward sale price payable by the relevant forward purchaser under the related forward sale agreement, a commission of up to 1.00% of the sales price of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as a forward seller. We may also sell some or all of the shares of our common stock under the equity distribution agreement to a sales agent as principal for its own account at prices agreed upon at the time of sale.
Our common stock is listed and trades on the NYSE under the symbol “DUK.” On March 5, 2026, the closing price of our common stock on the NYSE was $131.61 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Barclays	BMO Capital Markets	BNY Capital Markets	BofA Securities
BTIG	CIBC Capital Markets	Citigroup	Citizens Capital Markets
Fifth Third Securities	Goldman Sachs & Co. LLC	Huntington Capital Markets	J.P. Morgan
KeyBanc Capital Markets	Mizuho	Morgan Stanley	MUFG
RBC Capital Markets	Regions Securities LLC	Santander	Scotiabank
SMBC Nikko	TD Securities	Truist Securities	Wells Fargo Securities
The date of this prospectus supplement is March 6, 2026.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. We have not, and the sales agents, the forward sellers and the forward purchasers have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agents, the forward sellers and the forward purchasers are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date of the document containing the information or such other date as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.
It is important for you to read and consider all information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents to which we have referred you to in “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Duke Energy,” “we,” “us” and “our” or similar terms are to Duke Energy Corporation and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is included elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement for information about how you can obtain the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in our common stock involves risks. See “Risk Factors” in this prospectus supplement.
Duke Energy Corporation
Duke Energy Corporation, or Duke Energy, together with its subsidiaries, is a diversified energy company with both regulated and nonregulated utility operations. We conduct business through the following operating business segments: Electric Utilities and Infrastructure and Gas Utilities and Infrastructure.
Duke Energy’s Electric Utilities and Infrastructure segment conducts operations primarily through the regulated public utilities of Duke Energy Carolinas, LLC, Duke Energy Progress, LLC, Duke Energy Florida, LLC, Duke Energy Indiana, LLC and Duke Energy Ohio, Inc. Duke Energy’s Electric Utilities and Infrastructure segment provides retail electric service through the generation, transmission, distribution and sale of electricity to approximately 8.7 million customers within the Southeast and Midwest regions of the U.S. The service territory is approximately 90,000 square miles across six states with a total estimated population of 27 million people. The operations include electricity sold wholesale to municipalities, electric cooperative utilities and other load-serving entities. Duke Energy’s Electric Utilities and Infrastructure segment is also a joint owner of certain electric transmission projects.
Duke Energy’s Gas Utilities and Infrastructure segment conducts natural gas operations primarily through the regulated public utilities of Piedmont Natural Gas Company, Inc., Duke Energy Ohio, Inc. and Duke Energy Kentucky, Inc. Duke Energy’s Gas Utilities and Infrastructure segment serves residential, commercial, industrial and power generation natural gas customers, including customers served by municipalities who are wholesale customers. Duke Energy’s Gas Utilities and Infrastructure segment has over 1.8 million total customers, including 1 million customers in the Carolinas, 205,000 customers in Tennessee and 565,000 customers in southwestern Ohio and northern Kentucky.
Duke Energy is a Delaware corporation. The address of Duke Energy’s principal executive offices is 525 South Tryon Street, Charlotte, North Carolina 28202-1803 and its telephone number is (800) 488-3853. Duke Energy’s common stock is listed and trades on the New York Stock Exchange under the symbol “DUK.”

The Offering
Issuer
Duke Energy Corporation
Shares of Common Stock Offered From Time to Time
Shares of our common stock, par value $0.001 per share, having an aggregate sales price of up to $6,000,000,000.
Use of Proceeds
We currently intend to use the net proceeds that we receive upon the issuance and sale of shares of our common stock by us to or through the sales agents for general corporate purposes.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers, as agents for the forward purchasers, in connection with any forward transactions. In the event of full physical settlement of an initially priced forward transaction, which we expect to occur on or prior to the maturity date of the initially priced forward transaction, we expect to receive aggregate cash proceeds equal to the product of the forward sale price under such initially priced forward transaction and the number of shares of our common stock underlying such initially priced forward transaction, subject to the price adjustment, including reduction by an amount equal to the expected dividends on our common stock during the term of the initially priced forward transaction, and other provisions of the applicable forward sale agreement. On the settlement date for a collared forward transaction, we expect to receive an amount equal to the sum of (i) an amount equal to (x) the product of (A) the floor price of each component, multiplied by (B) the number of shares underlying each component of the collared forward transaction, minus (y) the product of (A) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement, and which may be zero), multiplied by (B) the number of shares underlying each component of the collared forward transaction, multiplied by (C) the hedge reference price for each component of the collared forward transaction (the “Floor Cash Amount”), and (ii) an amount equal to the product of (x) the number of shares underlying each component of the collared forward transaction, multiplied by (y) the amount by which the collared forward sale price (which may not exceed the cap price) for such component exceeds the floor price for such component, subject to certain adjustments. We currently intend to use any cash proceeds that received upon settlement of any initially priced forward transaction or collared forward transaction for general corporate purposes. See “Use of Proceeds.”
Conflicts of Interest
The forward purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with any forward sale agreement. Because certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement, such sales agents would be deemed to have a conflict of interest under Financial Industry Regulatory Authority, Inc., or “FINRA,” Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds of the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA

Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.
Listing
Our common stock is listed on the NYSE under the symbol “DUK.”
Risk Factors
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

RISK FACTORS
In addition to the risk factors described below, you should carefully consider the risk factors in our most recent Annual Report on Form 10-K as such risk factors may be updated or supplemented by subsequently filed Quarterly Reports on Form 10-Q, which have been filed with the SEC, and are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.
Any forward transactions or other transactions effected by the forward purchasers and/or their affiliates to establish, modify or, in some cases, unwind the forward purchasers’ hedge positions in connection with the forward transactions may have a positive, negative or neutral impact on the market price of shares of our common stock.
If we enter into any forward transactions during the term of the equity distribution agreement, we have been advised that the forward purchasers intend to establish their hedge positions in respect of the forward transactions by borrowing from third-party stock lenders and selling the maximum number of shares of our common stock underlying the particular forward transaction. The establishment of these hedge positions could have the effect of decreasing, or limiting an increase in, the market price of shares of our common stock.
We also have been advised that the collared forward purchasers expect that, on the same days during the initial hedging period for any collared forward transaction when the relevant collared forward seller (or its affiliates) is selling a number of hedging shares necessary to introduce into the public market the maximum number of shares underlying the particular collared forward transaction, the relevant collared forward purchaser or its affiliates will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account, as each collared forward purchaser expects its initial hedge position in respect of a collared forward transaction to be less than the maximum number of shares underlying such collared forward transaction. Such purchases in the open market may have the effect of increasing, or limiting a decrease in, the market price of shares of our common stock.
The floor price and the cap price of each collared forward transaction will be determined upon completion of the initial hedging period for such collared forward transaction based on the prices obtained in connection with sales of the hedging shares by the relevant collared forward seller during the initial hedging period and, as such, will be subject to market risk during that time. The floor price is intended to mitigate the downside risk of any potential decline in the collared forward sale price below the floor price during the relevant valuation period, but the cap price would also limit the potential upside benefit to the extent the collared forward sale price were to exceed the cap price during the valuation period. See “Forward Transaction.”
In addition, we have been advised that each of the collared forward purchasers expects to dynamically modify its hedge positions for its own account by it (or its affiliates and/or agents) buying or selling shares of our common stock or engaging in derivatives or other transactions with respect to shares of our common stock from time to time during the term of a particular collared forward transaction, including during the valuation period for such collared forward transaction. The purchases and sales of shares of our common stock or other hedging transactions by the relevant collared forward purchaser to dynamically modify its hedge positions from time to time during the term of a collared forward transaction may variously have a positive, negative or neutral impact on the market price of shares of our common stock, depending on market conditions at such times, and may occur at a time when we are otherwise engaged in a distribution of shares of our common stock to the public.
On the settlement date for a collared forward transaction, which will be a date elected by the relevant collared forward purchaser that will not be earlier than a date determined at the time of entering into the collared forward transaction (the “first acceleration date”) and not later than the scheduled maturity date for the collared forward transaction, (1) we will deliver to the relevant collared forward purchaser the number of shares underlying each component of the collared forward transaction, and (2) the relevant collared forward purchaser will pay to us an amount equal to the sum of (i) an amount equal to (x) the product of (A) the floor price of each such component, multiplied by (B) the number of shares underlying each component of the collared forward transaction, minus (y) the product of (A) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement, and which may be zero) multiplied by (B) the number of shares underlying each component of the collared forward transaction, multiplied by (C) the hedge reference price for each component of the collared forward transaction (the “Floor Cash Amount”), and (ii) an amount equal to the product of (x) the number of shares underlying each component of the collared forward transaction, multiplied by (y) the amount by which the collared forward sale price (which may not exceed the cap price) for such component exceeds the floor price for such component, subject to certain adjustments (the “Modified Physical Settlement Cash Amount”). However, we will, subject to certain conditions specified in the collared forward sale agreement, have the right to elect to receive the “Modified Physical Settlement Cash Amount” (as defined in the relevant collared forward sale agreement) in the form of common stock, instead of cash, with the number of shares to be calculated over a period of time following the settlement date of the collared forward transaction set forth in the relevant collared forward sale agreement based on the average of the SEC Rule 10b-18 volume-weighted average prices, as measured under the collared forward sale agreement, of our common stock during that period. We refer to such period as the “unwind period.” Purchases of, and other hedge unwind transactions with respect to, our common stock by the relevant collared forward purchaser (or any of its affiliates or agents) during the unwind period in connection with settlement of any collared forward transaction may have the effect of increasing, or limiting a decrease in, the market price of our common stock during the unwind period.
The amounts upon settlement of any collared forward transaction that we may receive cannot be determined in advance. The settlement amount will not be determined until the end of the applicable valuation period for the collared forward transaction and will, therefore, be subject to market risk during the applicable valuation period for the collared forward transaction, subject to the floor price and cap price as well as other adjustments.
Settlement provisions contained in any initially-priced forward sale agreement subject us to certain risks.
Under the initially-priced forward sale agreements relating to initially priced forward transactions, the relevant forward purchaser will have the right to accelerate an initially priced forward transaction (with respect to all or any portion of the transaction under such initially-priced forward sale agreement that such forward purchaser determines is affected by such event giving rise to the acceleration and subject to the terms of the relevant initially-priced forward sale agreement) and require us to physically settle on a date specified by such forward purchaser if:
•
such forward purchaser is unable, after using commercially reasonable efforts, to borrow (or maintain a borrowing of) sufficient shares of our common stock to hedge its position under the relevant initially-priced forward sale agreement at a rate equal to or less than an agreed maximum stock borrowing rate;

•
such forward purchaser determines that it has an excess Section 13 ownership position or an excess regulatory ownership position with respect to certain ownership restrictions and related filing requirements under federal securities laws, Delaware corporate laws or other applicable laws and regulations, as applicable;

•
we declare a dividend or distribution on shares of our common stock that constitutes an extraordinary dividend;

•
there occurs an announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law; or

•
certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the applicable initially-priced forward sale agreement, certain bankruptcy events (excluding certain insolvency filings by us or an appropriate authority or consented to by us) or a market disruption event during a specified period that lasts for at least eight scheduled trading days.

A forward purchaser’s decision to exercise its right to accelerate the settlement of any initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of that particular initially priced forward transaction irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain insolvency filings relating to us, the particular initially-priced forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to such initially-priced forward sale agreement.
We expect that any initially priced forward transaction will settle by the settlement date specified in the related initially-priced forward sale agreement. However, such initially priced forward transaction may be settled earlier in whole or in part at our option, subject to the satisfaction of certain conditions. The applicable initially priced forward transaction will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such initially priced forward transaction, subject to the satisfaction of certain conditions. Upon physical settlement or, if we so elect, net share settlement of such initially priced forward transaction, delivery of shares of our common stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular initially priced forward transaction, we expect that the relevant forward purchaser (or an affiliate thereof) will purchase a number of shares of our common stock in secondary market transactions over an unwind period as necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third-party stock lenders in connection with their related sales of shares of our common stock (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement) and, if applicable, in the case of net share settlement, to deliver shares of our common stock to us to the extent required in settlement of such initially priced forward transaction. The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price of shares of our common stock over such time, thereby increasing the amount of cash we would owe to such forward purchaser (or decreasing the amount of cash such forward purchaser would owe us) upon a cash settlement of such initially priced forward transaction or increasing the number of shares of our common stock we would deliver to such forward purchaser (or decreasing the number of shares of our common stock such forward purchaser would deliver to us) upon net share settlement of such initially priced forward transaction.
The forward sale price that we expect to receive upon physical settlement of an initially priced forward transaction will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased on certain dates by amounts related to expected dividends on shares of our common stock during the term of the applicable initially-priced forward sale agreement. If the overnight bank funding rate is less than the spread for a particular initially-priced forward transaction on any day, the interest rate factor will result in a reduction of the applicable forward sale price for such day. If the market value of shares of our common stock during the relevant unwind period under a particular initially-priced forward transaction is above the related forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under the relevant initially-priced forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment under such initially priced forward transaction. If the market value of shares of our common stock during the relevant unwind period under a particular initially priced forward transaction is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by a forward purchaser under the applicable initially-priced forward sale agreement or, in the case of net share settlement, we would receive from such forward purchaser a number of shares of our common stock having a value equal to the difference.
We are limited to physical settlement for a collared forward transaction.
We expect that settlement of any collared forward transaction generally will occur not later than the settlement date specified in the applicable collared forward sale agreement. We also expect that each collared forward transaction will be physically settled by delivery of shares of our common stock. Upon physical settlement of such collared forward transaction, delivery of shares of our common stock in connection with such physical settlement would result in dilution to our earnings per share and return on equity.
We will be obligated to settle a collared forward transaction physically by delivery of the number of shares of our common stock underlying the collared forward transaction against payment therefor. Consequently, we will not be able to avoid settling a collared forward transaction by issuing shares of our common stock against payment therefor at the time of settlement even if we do not have a need for capital at that time. In addition to resulting in dilution to our earnings per share as well as return on equity, physical settlement of a collared forward transaction may adversely affect the market price of our common stock.
Notwithstanding the general requirement that we physically settle each collared forward transaction, we may, subject to certain conditions, elect to net share settle the Modified Physical Settlement Cash Amount portion of the settlement price of a collared forward transaction.
Under the collared forward sale agreements, the relevant collared forward purchaser will have the right to terminate a collared forward transaction (or, in certain cases, the portion thereof that it determines is affected by the event giving rise to the termination right) at any time prior to physical settlement and require us to settle the collared forward transaction in cash, or, at our election, in certain cases and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value on a date specified by the collared forward purchaser under certain conditions or upon the occurrence of certain events, irrespective of our interests, including our need for capital, as set forth in the applicable collared forward sale agreement. The relevant collared forward purchaser also may terminate a collared forward transaction at any time prior to physical settlement and require us to settle the collared forward transaction in cash, or, at our election and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value upon the declaration by us of any dividend or distribution on shares of our common stock which are greater than, later than or in addition to the expected dividends as of the trade date of the collared forward transaction.
Acceleration and termination provisions contained in the collared forward sale agreements subject us to certain risks.
Although we may settle a collared forward transaction only on the scheduled maturity date thereof and may not terminate any collared forward transaction early, a collared forward purchaser will potentially have the right to accelerate the scheduled maturity date of any collared forward transaction at any time on or after the first acceleration date, as specified in the collared forward sale agreement for the collared forward transaction. Upon acceleration, we would be obligated to settle the collared forward transaction physically by delivery of the number of shares of our common stock underlying the collared forward transaction against payment therefor irrespective of our interests, including our need for capital. In any such case, we could be required to deliver shares of our common stock under the terms of the physical settlement provisions of the applicable collared forward transaction irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock.
In addition to the right of a collared forward purchaser to accelerate the scheduled maturity date of a collared forward transaction for physical settlement as described above, the collared forward purchaser may terminate a collared forward transaction early and require us to settle the collared forward transaction in cash, or, at our election, in certain cases and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value upon the occurrence of certain events to be specified in the collared forward sale agreement for the collared forward transaction, including (among other things):
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certain mergers, certain events involving our nationalization or insolvency, a delisting of shares of our common stock and a change in law;

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the collared forward purchaser determines that it has the right to acquire a number of shares under such collared forward transaction that would result in the collared forward purchaser exceeding any excess section 13 or regulatory ownership position limit set forth in the relevant collared forward sale agreement with respect to certain ownership restrictions and related filing requirements under federal securities laws, Delaware corporate laws or other applicable laws and regulations, as applicable, and the collared forward purchaser determines it is unable to effect a transfer or assignment to a third party in accordance with the requirements set forth in the relevant collared forward sale agreement, in which case the collared forward purchaser may terminate only the portion of the a collared forward transaction as necessary to comply with the relevant ownership position limits;
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the collared forward purchaser or its affiliate (i) after using commercially reasonable efforts, is unable to hedge its exposure under the collared forward transaction or (ii) under certain circumstances, would incur a materially increased cost to hedge such exposure;

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certain events of default or termination events, including any material misrepresentation made by us in connection with entering into such collared forward transaction, our bankruptcy or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, such collared forward transaction to be unlawful (each as more fully set forth in the applicable collared forward sale agreement); or

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a market disruption event during a specified valuation period which lasts for more than nine consecutive scheduled trading days (in each case, as determined pursuant to the terms of the collared forward transaction).

Upon such a termination in the case of the first and third events specified above, the relevant collared forward purchaser will determine, in good faith and in a commercially reasonable manner, the amount of the losses or costs that it will incur or the amount of the gains that it will realize under the circumstances in replacing or providing for itself the economic equivalent of (i) the material terms of the relevant collared forward transaction, including the payments and deliveries by the parties thereunder that would, but for the event leading to such termination, have been required on or after the date that the collared forward transaction was terminated and (ii) the option rights of the parties in respect of the collared forward transaction. Upon termination of a collared forward transaction as a result of dividends or distributions on shares of our common stock which differ from expected dividends as of the trade date of a collared forward transaction or as a result of an excess section 13 or regulatory ownership position, certain events of default or termination events or a market disruption event during the valuation period for a collared forward transaction which lasts for more than nine consecutive scheduled trading days, however, the collared forward purchaser will determine, in good faith and in a commercially reasonable manner, the amount of its total losses, costs and gains under such collared forward transaction, including those resulting from any loss of bargain, cost of funding or, without duplication, loss, cost or gain from terminating, liquidating, obtaining or reestablishing any hedge or related trading position. In either case, we will be required to pay to the relevant collared forward purchaser any amount of such losses or costs and will be entitled to receive from it any amount of such gains remaining after netting all such amounts against each other.
Price and other adjustment provisions in the collared forward sale agreements will affect the economic results of the collared forward transactions thereunder.
The collared forward sale agreement for each collared forward transaction will provide for the relevant collared forward purchaser to be able to make certain price and other adjustments to the terms of the collared forward transaction in good faith and in a commercially reasonable manner to account for the economic effect on the collared forward transaction of certain events, including (among other things) our payment of dividends and distributions on the shares of our common stock and the occurrence of certain other events which do not permit the collared forward purchaser to terminate the collared forward transaction but for which anti-dilution and other adjustments are necessary in order to preserve the fair value of the collared forward transaction. Any such price and other adjustments will affect the economic results that we experience upon the settlement of the relevant collared forward transaction.
In certain bankruptcy or insolvency events, any forward sale agreements will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.
If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority present a petition for our winding up or liquidation or we consent to such a petition, the forward sale agreements and any forward transactions thereunder that are then in effect will automatically terminate. If any forward transaction so terminates under these circumstances, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled under such forward transaction. Therefore, to the extent there are any shares of our common stock with respect to which any forward transaction has not been settled at the time of the institution of, or our consent to, any such bankruptcy or insolvency proceedings or any such petition, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.
We have in the past entered into forward transactions, and we may in the future enter into forward transactions that are not part of the offering contemplated by this prospectus supplement, all of which subject us to risks similar to those described above.
We have in the past entered into forward transactions and may in the future enter into forward transactions in connection with public offerings or other transactions other than the offering contemplated by this prospectus supplement and the accompanying prospectus. The forward transactions that we entered into in the past, to the extent not fully settled, subject us to risks that are substantially similar to the risks described above in this section. Likewise, if in the future we enter into any forward transactions that are not entered into in connection with the offering contemplated by this prospectus supplement and the accompanying prospectus, those forward transactions also may subject us to risks that are substantially similar to the risks described above.
We are subject to counterparty risk with respect to each forward transaction, if any, and the forward transactions, if any, may not operate as planned.
The forward purchasers are financial institutions, and we will be subject to the risk that a forward purchaser might default under any forward transaction we may enter into. Our exposure to the credit risk of the forward transactions will not be secured by any collateral. Global economic conditions have from time to time resulted in the actual or perceived failure or financial difficulties of many financial institutions. If a forward purchaser becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our net exposure at that time under the applicable forward transaction. We can provide no assurances as to the financial stability or viability of any forward purchaser.
In addition, the forward transactions are complex, and they may not operate as planned. For example, the terms of any forward transaction may be subject to adjustment or modification if certain customary disruption events, extraordinary events or announcements specified in the relevant forward sale agreement occur. The relevant forward purchaser will also have termination or similar rights in case any events of default, termination events or other similar conditions or events to be specified in the forward sale agreement for a forward transaction occur. Accordingly, the forward transactions may not operate as we intend if their terms are required to be adjusted as a result of transactions in the future or are required to be adjusted or terminated upon unanticipated developments that may adversely affect the functioning of the forward transactions.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
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The ability to implement our business strategy, including meeting forecasted load growth demand, grid and fleet modernization objectives, and reducing carbon emissions, while balancing customer reliability and keeping costs as low as possible for our customers;

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State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements and/or uncertainty of applicability or changes to such legislative and regulatory initiatives, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

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The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

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The ability to timely recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

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The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

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The impact of extraordinary external events, such as a global pandemic, trade wars or military conflict, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;

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Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

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Industrial, commercial and residential decline in service territories or customer bases resulting from sustained downturns of the economy, storm damage, reduced customer usage due to cost pressures from inflation, tariffs, or fuel costs, worsening economic health of our service territories, reductions in customer usage patterns, or lower than anticipated load growth, particularly if usage of electricity by data centers is less than currently projected, energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;

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Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;

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Advancements in technology, including artificial intelligence;

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Additional competition in electric and natural gas markets, municipalization and continued industry consolidation;

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The influence of weather and other natural phenomena on operations, financial position, and cash flows, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;

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Changing or conflicting investor, customer and other stakeholder expectations and demands, particularly regarding environmental, social and governance matters and costs related thereto;

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The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the Company resulting from an incident that affects the United States electric grid or generating resources;

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Operational interruptions to our natural gas distribution and transmission activities;

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The availability of adequate interstate pipeline transportation capacity and natural gas supply;

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The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as severe storms, fires, explosions, pandemic health events or other similar occurrences;

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The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

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The timing and extent of changes in commodity prices, including any impact from increased tariffs, export controls and interest rates, and the ability to timely recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

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The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation portfolio, and general market and economic conditions;

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Credit ratings of Duke Energy or its subsidiaries may be different from what is expected;

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Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;

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Construction and development risks associated with the completion of Duke Energy’s or its subsidiaries capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules, obtaining sufficient skilled labor and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

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Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

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The ability to control operation and maintenance costs;

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The level of creditworthiness of counterparties to transactions;

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The ability to obtain adequate insurance at acceptable costs and recover on claims made;

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Employee workforce factors, including the potential inability to attract and retain key personnel;

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The ability of our subsidiaries to pay dividends or distributions to Duke Energy;

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The performance of projects undertaken by our businesses and the success of efforts to invest in and develop new opportunities;

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The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;

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The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

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The impacts from potential impairments of goodwill or investment carrying values;

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Asset or business acquisitions and dispositions may not be consummated or yield the anticipated benefits, which could adversely affect our financial condition, credit metrics or ability to execute strategic and capital plans; and

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The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy, or cause fluctuations in the trading price of our common stock.

Additional risks and uncertainties are identified and discussed in our reports filed with the SEC and are available at the SEC’s website. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
We currently intend to use the net proceeds that we receive upon the issuance and sale of shares of our common stock by us to or through the sales agents for general corporate purposes.
We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreement as a hedge of any forward transaction. In the event of full physical settlement of an initially priced forward transaction, which we expect to occur on or prior to the maturity date of such initially priced forward transaction, we expect to receive aggregate cash proceeds equal to the product of the forward sale price under such initially priced forward transaction and the number of shares of our common stock underlying such initially priced forward transaction, subject to the price adjustment and other provisions of the applicable initially-priced forward sale agreement.
On the settlement date for a collared forward transaction, which will be a date elected by the relevant collared forward purchaser that will not be earlier than the first acceleration date for the collared forward transaction and not later than the scheduled maturity date for the collared forward transaction, we expect to receive an amount equal to the sum of (i) an amount equal to (x) the product of (A) the floor price of each component, multiplied by (B) the number of shares underlying each component of the collared forward transaction, minus (y) the product of (A) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement, and which may be zero), multiplied by (B) the number of shares underlying each component of the collared forward transaction, multiplied by (C) the hedge reference price for each component of the collared forward transaction (the “Floor Cash Amount”), and (ii) an amount equal to the product of (x) the number of shares underlying each component of the collared forward transaction, multiplied by (y) the amount by which the collared forward sale price (which may not exceed the cap price) for such component exceeds the floor price for such component, subject to certain adjustments.
We currently intend to use any cash proceeds that we receive in connection with any forward transaction for the purposes provided in the first paragraph of this section. If, however, we elect to cash settle or net share settle any initially priced forward transaction, we would expect to receive an amount of proceeds that is significantly lower than with physical settlement (in the case of any cash settlement) or to not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the relevant forward purchaser. See “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest.”

FORWARD TRANSACTIONS
From time to time during the term of the equity distribution agreement and subject to the terms and conditions set forth therein and in the applicable forward sale agreements, we may enter into one or more forward transactions under which we will agree to sell the specified number of shares of our common stock (subject to adjustment as set forth therein) to the relevant forward purchaser. In connection with each forward transaction, the relevant forward purchaser (or its affiliate) will, at our request, subject to terms and conditions of the equity distribution agreement and the relevant forward sale agreement, attempt to borrow from third-party stock lenders and, through the relevant sales agent, acting as a forward seller, sell a number of shares of our common stock equal to the number of shares intended to underlie the forward transaction to hedge the forward transaction. In the event that a forward purchaser (or its affiliate) is unable to borrow and deliver any shares of our common stock for sale by the relevant forward seller under the equity distribution agreement or, in its good faith judgment, it is either impracticable to borrow and deliver any such shares or it would incur a stock loan cost that is equal to or greater than a specified amount, the number of shares underlying the relevant forward transaction will be reduced accordingly (and possibly to zero shares) immediately upon completion of the applicable hedging period. We refer to such number of shares for any forward transaction as the “underlying number of shares.”
Initially Priced Forward Transactions
One or more of such forward transactions may provide that we will receive the forward sale price under the applicable forward sale agreement at the settlement of the forward transaction. The initial forward sale price per share under each forward sale agreement related to such an initially priced forward transaction will be equal to the product of (1) an amount equal to one minus the applicable forward hedge selling commission rate and (2) the adjusted volume weighted average hedge price per share at which the borrowed shares of our common stock were sold pursuant to the equity distribution agreement by the relevant forward seller to hedge the relevant forward purchaser’s exposure under such initially priced forward transaction. Thereafter, the initial forward sale price will be subject to adjustment as described below. The initially-priced forward sale agreements will provide that the initial forward sale price, as well as the volume-weighted average hedge price used to calculate the initial forward sale price, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate, less a spread, and will be subject to decrease on each of certain dates by amounts related to expected dividends on shares of our common stock during the term of the particular initially-priced forward transaction. If the overnight bank funding rate is less than the spread for a particular initially priced forward transaction on any day, the interest rate factor will result in a reduction of the applicable forward sale price for such day.
Settlement
Except under limited circumstances, we have the right to elect physical, cash or net share settlement under any initially priced forward transaction. Although we expect to settle any initially priced forward transaction entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular initially priced forward transaction if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular initially priced forward transaction if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to settle all or a portion of the number of shares of our common stock underlying an initially priced forward transaction prior to the maturity date of the initially priced forward transaction.
If we elect to physically settle any initially priced forward transaction by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular initially priced forward transaction and the number of shares of our common stock underlying the particular initially priced forward transaction. In the event we elect to cash settle or net share settle, the settlement amount will be generally related to (1) (a) the weighted average price per share at which the relevant forward purchaser or its affiliate purchases shares of our common stock on each exchange business day during the relevant unwind period for such settlement under that particular initially priced forward transaction minus (b) the applicable forward sale price, as specified under the applicable initially priced forward transaction; multiplied by (2) the number of shares of our common stock underlying the particular initially priced forward transaction subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliate’s, hedge position in respect of that particular initially priced forward transaction. The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price of our common stock over such time, thereby increasing the amount of cash we owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular initially priced forward transaction. See “Risk Factors — Settlement provisions contained in any initially-priced forward sale agreement subject us to certain risks.”
Acceleration
Under the initially-priced forward sale agreements relating to initially priced forward transactions, the relevant forward purchaser will have the right to accelerate an initially priced forward transaction (with respect to all or any portion of the transaction under such initially-priced forward sale agreement that such forward purchaser determines is affected by such event giving rise to the acceleration and subject to the terms of the relevant initially-priced forward sale agreement) and require us to physically settle on a date specified by such forward purchaser if:
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such forward purchaser is unable, after using commercially reasonable efforts, to borrow (or maintain a borrowing of) sufficient shares of our common stock to hedge its position under the relevant initially-priced forward sale agreement at a rate equal to or less than an agreed maximum stock borrowing rate;

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such forward purchaser determines that it has an excess Section 13 ownership position or an excess regulatory ownership position with respect to certain ownership restrictions and related filing requirements under federal securities laws, Delaware corporate laws or other applicable laws and regulations, as applicable;

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we declare a dividend or distribution on shares of our common stock that constitutes an extraordinary dividend;

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there occurs an announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law; or

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certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the applicable initially-priced forward sale agreement, certain bankruptcy events (excluding certain insolvency filings by us or an appropriate authority or consented to by us) or a market disruption event during a specified period that lasts for at least eight scheduled trading days.

A forward purchaser’s decision to exercise its right to accelerate the settlement of any initially priced forward transaction (or, in certain cases, the portion thereof that it determines is affected by the relevant event) will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of that particular initially priced forward transaction irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain insolvency filings relating to us, the particular initially-priced forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to such initially-priced forward sale agreement.
Collared Forward Transactions
In addition, we may enter into one or more collared forward sale agreements with Goldman Sachs or one or more of the other collared forward purchasers, pursuant to which we will agree to sell to the relevant collared forward purchaser the number of shares of our common stock specified in the relevant collared forward sale agreement (subject to adjustment as set forth therein) and the collared forward purchaser will borrow from third-party stock lenders and sell the maximum number of shares of our common stock deliverable pursuant to the collared forward transaction through the relevant collared forward seller, in an offering under this prospectus supplement and the accompanying prospectus over an initial hedging period to be agreed between us and the relevant collared forward purchaser, all subject to the terms of the equity distribution agreement and the relevant collared forward sale agreement. Each collared forward transaction will consist of a number of components equal to the number of Exchange Business Days (as defined in the relevant collared forward sale agreement) during the initial hedging period, each of which such components will correspond to a single Exchange Business Day during the initial hedging period.
We have been advised by each collared forward purchaser, that it expects that, in connection with a collared forward transaction and on the same days during the initial hedging period when the relevant collared forward seller is selling a number of hedging shares necessary to introduce into the public market the maximum number of shares underlying the collared forward transaction, the collared forward purchaser or its affiliate(s) will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account to reduce the collared forward purchaser’s initial hedge position to the requisite level, as each collared forward purchaser expects its initial hedge position in respect of any collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. Such purchases in the open market may have the effect of increasing, or limiting a decrease in, the market price of shares of our common stock. In addition, we have been advised that each of the collared forward purchaser expects to dynamically modify its hedge positions for its own account by it (or its affiliates and/or agents) buying or selling shares of our common stock or engaging in derivatives or other transactions with respect to shares of our common stock from time to time during the term of a particular collared forward transaction, including during the valuation period for such collared forward transaction. The purchases and sales of shares of our common stock or other hedging transactions by the collared forward purchaser to dynamically modify its hedge positions from time to time during the term of the collared forward transaction may variously have a positive, negative or neutral impact on the market price of shares of our common stock, depending on market conditions at such times.
In the event that the relevant collared forward seller is unable to borrow from third-party stock lenders and sell the maximum number of shares underlying a collared forward transaction into the public market during the applicable initial hedging period (including as a result of the prospectus being unavailable at any time during such initial hedging period), the number of shares underlying the collared forward transaction will be reduced accordingly immediately upon completion of such initial hedging period. We refer to such number of shares as the “underlying number of shares.”
Collared Forward Sale Price
The collared forward sale price that we will receive under any such collared forward transaction for each share of our common stock deliverable thereunder will be equal to an amount determined based on the arithmetic average of volume weighted prices of our common stock during the relevant valuation period for the collared forward transaction that will run prior to the maturity date for such collared forward transaction (whether the scheduled maturity date or an accelerated maturity date at the election of the collared forward purchaser), provided that the collared forward sale price will not be less than the floor price and will not be greater than the cap price (each as defined below), subject to reduction of the floor price, the cap price and the volume weighted prices used to determine the collared forward sale price by an amount equal to the expected dividends on our common stock prior to their expected dividend dates during the term of the collared forward transaction and adjustment terms set forth in the collared forward sale agreement for the collared forward transaction in case of certain customary events specified in the collared forward sale agreement. The collared forward sale agreement will specify the floor percentage (which will be less than 100%) and the cap percentage (which will be more than 100%). Upon completion of the hedge with respect to the collared forward transaction during the initial hedging period, the forward floor price (the “floor price”) and the forward cap price (the “cap price”) will be determined by multiplying the weighted average prices at which the collared forward seller will have sold the hedging shares during the initial hedging period for the collared forward transaction (the “hedge reference price”) by the floor percentage and the cap percentage specified in the relevant collared forward sale agreement, respectively. As such the floor price and cap price are subject to market risk during the initial hedging period.
Maturity
We will set the scheduled maturity of a collared forward transaction at the time we enter into the collared forward transaction based, among other factors, upon the market conditions at the time.
We may not terminate any collared forward transaction early. The relevant collared forward purchaser may terminate a collared forward transaction early (x) by physical settlement, at any time beginning on the first acceleration date, to be agreed upon, or (y) in cash, or, at our election, in certain cases and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value, upon the occurrence of certain disruption events, extraordinary events, excess ownership positions (in certain circumstances and solely with respect to such excess ownership position), announcements related to us, events of default and termination events to be specified in the collared forward sale agreement, including, among other things, any material misrepresentation made by us in connection with entering into the collared forward transaction, the declaration or distribution by us of a dividend in certain circumstances during the term of the collared forward transaction, or a market disruption event during a specified period that lasts for more than nine consecutive scheduled trading days (in each case, as determined pursuant to the terms of the collared forward sale agreement). Upon any termination described in clause (y) above, the applicable payment and delivery terms of the collared forward transaction will be determined in such a manner as to preserve the fair value of the collared forward transaction. The collared forward sale agreement will provide for customary anti-dilution and other adjustments.
Settlement
On the settlement date for any collared forward transaction, which will be a date elected by the relevant collared forward purchaser that will not be earlier than the first acceleration date and not later than the scheduled maturity date for the collared forward transaction, (1) we will deliver to the relevant collared forward purchaser the number of shares underlying each component of the collared forward transaction, and (2) the relevant collared forward purchaser will pay to us an amount equal to the sum of (i) an amount equal to (x) the product of (A) the floor price of each such component, multiplied by (B) the number of shares underlying each component of the collared forward transaction, minus (y) the product of (A) the Forward Hedge Selling Commission Rate (as defined in the applicable collared forward sale agreement, and which may be zero) multiplied by (B) the number of shares underlying each component of the collared forward transaction, multiplied by (C) the hedge reference price for each component of the collared forward transaction (the “Floor Cash Amount”), and (ii) an amount equal to the product of (x) the number of shares underlying each component of the collared forward transaction, multiplied by (y) the amount by which the collared forward sale price (which may not exceed the cap price) for such component exceeds the floor price for such component, subject to certain adjustments (the “Modified Physical Settlement Cash Amount”). However, we will, subject to certain conditions specified in the collared forward sale agreement, have the right to elect to receive the Modified Physical Settlement Cash Amount in the form of our common stock, instead of cash, with the number of shares to be calculated over an unwind period following the settlement date of the collared forward transaction set forth in the relevant collared forward sale agreement based on the SEC Rule 10b-18 volume-weighted average price, as measured under the collared forward sale agreement, of our common stock during that period.
Purchases of, and other hedge unwind transactions with respect to, our common stock by the relevant collared forward purchaser (or its affiliates or agents) during the unwind period in connection with settlement of any collared forward transaction may have the effect of increasing, or limiting a decrease in, the market price of our common stock during the unwind period.

The amounts upon settlement of any collared forward transaction that we may receive cannot be determined in advance. The minimum amount we will receive will not be determined until the floor price has been determined at completion of the initial hedging period. The settlement amount will not be determined until the end of the applicable valuation period for the collared forward transaction and will therefore be subject to market risk during the applicable valuation period for the collared forward transaction, subject to the floor price and cap price as well as certain other adjustments.
Termination
Under the collared forward sale agreements, the relevant collared forward purchaser will have the right to terminate a collared forward transaction (or, in certain cases, the portion thereof that it determines is affected by the event giving rise to the termination right) at any time prior to the scheduled maturity date and require us to settle the collared forward transaction in cash, or, at our election, in certain cases and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value on a date specified by the collared forward purchaser upon the occurrence of certain events irrespective of our interests, including our need for capital, as set forth in the collared forward sale agreement. The relevant collared forward purchaser also may terminate a collared forward transaction at any time prior to the scheduled maturity date and require us to settle the collared forward transaction in cash, or, at our election and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value upon the declaration by us of any dividend or distribution on shares of our common stock which are greater than, later than or in addition to the expected dividends as of the trade date of the collared forward transaction.
A collared forward purchaser’s decision to exercise its right to terminate any collared forward transaction early (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle the collared forward transaction in cash, or, at our election, in certain cases and subject to certain conditions, in shares (or, in the case of a merger, any alternative property receivable upon such merger) having an equal value will be made irrespective of our interests, including our need for capital. Upon such a termination of a collared forward transaction by the relevant collared forward purchaser (or, in certain cases, the portion thereof that it determines is affected by the relevant event), the relevant collared forward purchaser will determine, in good faith and in a commercially reasonable manner, the amount of the losses or costs that it will incur or the amount of the gains that it will realize under the circumstances in replacing or providing for itself the economic equivalent of (i) the material terms of the relevant collared forward transaction, including the payments and deliveries by the parties thereunder that would, but for the event leading to such termination, have been required on or after the date that the collared forward transaction was terminated and (ii) the option rights of the parties in respect of the collared forward transaction. Upon termination of a collared forward transaction as a result of dividends or distributions on shares of our common stock which differ from expected dividends as of the trade date of a collared forward transaction or as a result of an excess section 13 or regulatory ownership position, certain events of default or termination events or a market disruption event during the valuation period for a collared forward transaction which lasts for more than nine consecutive scheduled trading days, however, the collared forward purchaser will determine, in good faith and in a commercially reasonable manner, the amount of its total losses, costs and gains under such collared forward transaction, including those resulting from any loss of bargain, cost of funding or, without duplication, loss, cost or gain from terminating, liquidating, obtaining or reestablishing any hedge or related trading position. In either case, we will be required to pay to the relevant collared forward purchaser any amount of such losses or costs and will be entitled to receive from it any amount of such gains remaining after netting all such amounts against each other. In addition, upon certain bankruptcy or insolvency filings related to us, a collared forward transaction will automatically terminate without further liability of either party to the collared forward sale agreement. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to such collared forward transaction.
Clear Market
If we enter into a collared forward transaction, we will agree in the collared forward sale agreement that during the term of the collared forward transaction (including the unwind period, if applicable), we will not, without the prior consent of the relevant collared forward purchaser, issue or sell (nor enter into a similar direct or indirect disposition transaction, within the meaning of the collared forward sale agreement) any shares of our common stock or securities convertible into shares of our common stock, nor will we enter into any derivatives referencing such shares, with exceptions for (i) any issuance and sale of shares to employees, officers and directors pursuant to compensation programs or stock ownership plans; (ii) any issuance and sale of shares pursuant to our direct stock purchase and dividend reinvestment plans; (iii) the issuance of shares as a result of the conversion, exchange or exercise of any currently outstanding convertible or exchangeable securities; and solely during the valuation period for such collared forward transaction (i) any debt-for-equity exchanges; (ii) certain transactions as set forth in the applicable collared forward sale agreement; and (iii) after the initial hedging period for the collared forward transaction (or such earlier time with the relevant collared forward purchaser’s consent not to be unreasonably withheld), any customary “at-the-market” initially priced forward transactions that are not subject to a cap or floor price or customary “at-the-market” offering of our common stock on an agency basis (excluding block trades) by means of ordinary brokers’ transactions on or through the New York Stock Exchange or another market for our common stock customarily included in the calculation of the average daily traded volume (“ADTV”) of our common stock, at market prices prevailing at the time of sale, subject to a condition that, with respect to any such debt-for-equity exchange involving a valuation or other price-setting period referencing the price of our common stock or involving investors’ hedging activity in the open market and any such “at-the-market” initially priced forward transaction or “at-the-market” offering on an agency basis, the related selling activity in respect of the shares, in aggregate on any trading day, shall not exceed 10% of the ADTV of our common stock (excluding block trades).

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into an equity distribution agreement with Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, CIBC World Markets Corp., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, Huntington Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Regions Securities LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents, Barclays Bank PLC, Bank of Montreal, The Bank of New York Mellon, Bank of America, N.A., Nomura Global Financial Products, Inc., Canadian Imperial Bank of Commerce, Citibank N.A., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Huntington Securities, Inc., JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, Regions Securities LLC, Banco Santander, S.A., The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, or one or more of their respective affiliates, as forward purchasers, and Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., Nomura Securities International, Inc. (acting through BTIG, LLC as agent), CIBC World Markets Corp., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, Huntington Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Regions Securities LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as forward sellers. Under the equity distribution agreement, we may offer and sell over a period of time and from time to time shares of our common stock having an aggregate sales price of up to $6,000,000,000 through or to the sales agents. Further, the equity distribution agreement provides that, in addition to the offer and sale of shares of our common stock through the sales agents acting as sales agents or directly to the sales agents acting as principals, we may deliver instructions to a forward seller specifying that it use its commercially reasonable efforts to sell, from time to time, shares of our common stock borrowed by or on behalf of the applicable forward purchaser in connection with one or more forward sale agreements as described below. In no event will the aggregate sales price of shares of our common stock sold through or to the sales agents under the equity distribution agreement and through the forward sellers under any forward sale agreements exceed $6,000,000,000.
Sales of our common stock, if any, under the equity distribution agreement will be made in negotiated transactions, including block trades, transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the NYSE, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks or through any other method permitted by applicable law. We may also sell some or all of the shares of our common stock under the equity distribution agreement to a sales agent as principal for its own account at prices agreed upon at the time of sale. The sales agents and the forward sellers will not engage in any transactions that stabilize our common stock.
We estimate that the total expenses payable by us in connection with the establishment of the equity distribution program will be approximately $1,435,000, excluding compensation payable to the sales agents (acting in any capacity) under the equity distribution agreement.
In connection with the sale of our common stock as contemplated in this prospectus supplement, the sales agents and the forward sellers each may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to a sales agent or forward seller may be deemed to be an underwriting commission or discount. We have agreed to indemnify the sales agents, the forward sellers and the forward purchasers against certain liabilities, including liabilities under the Securities Act.
If any of the sales agents or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other party and sales of common stock under the equity distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of the sales agents and us.

We intend to report to the SEC at least quarterly (1) the number of shares of our common stock sold to or through the sales agents in connection with the sales as described below under “— Sales Through Sales Agents,” (2) the number of borrowed shares of our common stock sold by the forward sellers, as agents for the forward purchasers, in connection with any forward sale agreements as described below under “— Forward Transactions” and (3) the net proceeds received by us in connection with transactions described in clauses (1) and (2) above.
Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we, the sales agents, the forward sellers and/or the forward purchasers may agree upon. The offering of our common stock pursuant to the equity distribution agreement will terminate upon the earliest of (1) the sale, under the equity distribution agreement and any forward sale agreements, of shares of our common stock with an aggregate sales price of $6,000,000,000, (2) September 23, 2028 (provided that the equity distribution agreement will continue in effect for the duration of, and solely with respect to, any forward sale agreement entered into, but not yet settled, before September 23, 2028) and (3) the termination by us or the relevant sales agent or forward seller any time upon two days’ written notice, solely with respect to such sales agent or forward seller.
Sales Through Sales Agents
From time to time during the term of the equity distribution agreement and subject to the terms and conditions set forth therein, we may deliver instructions to any of the sales agents regarding a proposed sale of shares of our common stock. Upon receipt of instructions from us, and subject to the terms and conditions of the equity distribution agreement, each sales agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell shares designated by us in accordance with the equity distribution agreement. We or the relevant sales agent may suspend the offering of shares of our common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate.
Settlement for sales of shares of our common stock will occur on the first trading day following the date on which the sales were made unless another date shall be agreed to in writing by us and the relevant sales agent. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligation of each sales agent under the equity distribution agreement to sell shares of our common stock pursuant to our instructions is subject to a number of conditions, which each sales agent reserves the right to waive in its sole discretion.
Each sales agent will receive from us a commission of up to 1.00% of the sales price per share for any shares sold through it as our sales agent under the equity distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will be our net proceeds for the sale of such shares by the sales agent.
Under the terms of the equity distribution agreement, we may also sell shares of our common stock to each of the sales agents, as principal for its own respective account, at a price agreed upon at the time of sale. If we sell shares of our common stock to the sales agents as principal, we will enter into a separate written agreement with the applicable sales agent setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
Forward Transactions
From time to time during the term of the equity distribution agreement and subject to the terms and conditions set forth therein and in the applicable forward sale agreements, we may enter into one or more forward transactions with a forward purchaser and deliver instructions to its agent under the equity distribution agreement in its capacity as forward seller thereunder. Upon receipt by a forward seller of an instruction from us requesting that it execute sales of borrowed shares of our common stock as a forward seller in connection with the applicable forward sale agreement and subject to the terms and conditions of the equity distribution agreement and in the applicable forward sale agreement, the relevant forward purchaser will attempt to borrow from third-party stock lenders, and the relevant forward seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, such shares of our common stock to hedge such forward purchaser’s exposure under such forward sale agreement. We, the relevant forward seller or the relevant forward purchaser may immediately suspend the offering of shares of our common stock at any time upon proper notice to the other party.
We have been advised by each collared forward purchaser that it expects that, in connection with a collared forward transaction and on the same days during the initial hedging period when the relevant collared forward seller is selling a number of hedging shares necessary to introduce into the public market the maximum number of shares underlying the collared forward transaction, the collared forward purchaser or its affiliate(s) will be contemporaneously purchasing a substantial portion of such number of shares in the open market for its own account to reduce the collared forward purchaser’s initial hedge position to the requisite level, as each collared forward purchaser expects its initial hedge position in respect of any collared forward transaction to be less than the maximum number of shares underlying the collared forward transaction. Such purchases in the open market may have the effect of increasing, or limiting a decrease in, the market price of shares of our common stock.
In the event that a forward purchaser (or its affiliate) in an initially priced forward transaction is unable to borrow and deliver any shares of our common stock for sale by the relevant forward seller under the equity distribution agreement or, in its good faith judgment, it is either impracticable to borrow and deliver any such shares or it would incur a stock loan cost that is equal to or greater than a specified amount, the number of shares underlying the relevant forward transaction will be reduced accordingly (and possibly to zero shares) immediately upon completion of the applicable hedging period. Additionally, the number of shares underlying a collared forward transaction will be reduced (and possibly to zero shares) in the event that the collared forward seller is unable to borrow from third-party stock lenders (or would incur a stock loan cost that is equal to or greater than a specified amount) and sell short the maximum number of shares deliverable under the collared forward transaction into the public market during the initial hedging period therefor (including as a result of the prospectus being unavailable at any time during the initial hedging period).
At the time of entry into a forward transaction, we will specify to the relevant forward purchaser a minimum price below which sales of any shares of our common stock, including sales of hedging shares in connection with a collared forward transaction, may not be made by the relevant forward seller and other sales parameters (including any volume limitations and an aggregate dollar amount of sales which shall not be exceeded) during the initial hedging period. The relevant forward seller is not required to sell any specific number or dollar amount of shares of our common stock, but, pursuant to the equity distribution agreement and subject in all regards to the terms of a particular forward sale agreement, the forward seller has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares on such terms during the initial hedging period. The obligations of the relevant forward seller under the equity distribution agreement to sell any shares are subject to a number of conditions that we must meet. Any sales of the shares by the relevant forward seller during the initial hedging period may be suspended at any time, and there can be no assurance that the forward seller will be able to borrow any shares from stock lenders and/or sell any shares pursuant to the equity distribution agreement. Only one sales agent or forward seller (including a collared forward seller) will be permitted to conduct sales of shares of our common stock at any given time pursuant to the equity distribution agreement, and no sales of shares of our common stock by any sales agent acting on our behalf, or by the relevant forward seller on behalf of the relevant forward purchaser in connection with any initially priced forward transaction, will occur simultaneously with any sales of the hedging shares by a collared forward seller on behalf of a collared forward purchaser or contemporaneous purchases of shares by a collared forward purchaser in connection with the establishment of its initial delta hedge with respect to any collared forward transaction.
Sales of our common stock under this prospectus supplement by the forward sellers will be made in sales deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including but not limited to sales made by means of ordinary brokers’ transactions (whether or not solicited); to or through a market maker; directly on any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system or any other market venue; in the over-the-counter market; in privately negotiated transactions; through a combination of any such methods; or any other method permitted by applicable law.

We expect that settlement between the relevant forward purchaser and the relevant forward seller of sales of borrowed shares of our common stock, as well as the settlement between the relevant forward seller and buyers of such shares of our common stock in the market, will generally occur on the first trading day following each date the sales are made, unless another date shall be agreed to by the relevant parties. The obligation of the relevant forward seller under the equity distribution agreement to execute such sales of shares of our common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.
In connection with each initially priced forward transaction, we will pay the relevant forward seller, in the form of a reduced initial forward sale price payable by the relevant forward purchaser under the related initially-priced forward sale agreement, a commission of up to 1.00% of the sales price of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as a forward seller. In connection with each collared forward transaction, we may pay the relevant forward seller, in the form of a reduced collared forward sale price payable by the relevant forward purchaser under the related forward sale agreement, a commission of up to 1.00% of the volume weighted average of the sales prices of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as a forward seller. In connection with any collared forward transaction, any commission will be deducted from the amount paid to us on the settlement date. We sometimes refer to each of these commission rates as the relevant forward hedge selling commission rate.
The initial forward sale price per share under each initially priced forward transaction will be equal to the product of (1) an amount equal to one minus the applicable forward hedge selling commission rate and (2) the adjusted volume weighted average hedge price per share at which the borrowed shares of our common stock were sold pursuant to the equity distribution agreement by the relevant forward seller. Thereafter, the initial forward sale price will be subject to adjustment as described below. The initially-priced forward sale agreements will provide that the initial forward sale price, as well as the volume weighted average hedge price used to calculate the initial forward sale price, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate, less a spread, and will be subject to decrease on each of certain dates by amounts related to expected dividends on shares of our common stock during the term of the particular initially priced forward transaction. If the overnight bank funding rate is less than the spread for a particular initially priced forward transaction on any day, the interest rate factor will result in a reduction of the applicable forward sale price for such day.
The collared forward sale price per share under each collared forward transaction will be equal to an amount determined based on the arithmetic average of volume weighted prices of shares of our common stock during the applicable valuation period for the collared forward transaction that will run prior to the maturity date for the collared forward transaction (whether the scheduled maturity date or an accelerated maturity date at the election of the collared forward purchaser), provided that the collared forward sale price will not be less than the applicable floor price and will not be more than the applicable cap price, subject to adjustment under the terms of the collared forward sale agreement, including the reduction of the floor price, the cap price and the volume weighted prices used to determine the collared forward sale price by an amount equal to the expected dividends on our common stock prior to their expected dividend dates during the term of the collared forward transaction.
During the initial hedging period for any collared forward transaction, the collared forward purchaser or the collared forward seller on its behalf may also use this prospectus supplement and the accompanying prospectus to effect any short sales of shares of our common stock on behalf of the collared forward purchaser as principal, to the extent required to adjust its initially established hedge of the applicable portion of the collared forward transaction. The prices of such sales will not be used to determine the floor price and the cap price of the collared forward transaction.
Except under limited circumstances, we have the right to elect physical, cash or net share settlement under any initially priced forward transaction. Although we expect to settle any initially priced forward transaction entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular initially priced forward transaction if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular initially priced forward transaction if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to settle all or a portion of the number of shares of our common stock underlying a particular initially priced forward transaction prior to the maturity date of the relevant forward sale agreement. By way of comparison, we will be obligated to settle a collared forward transaction physically by delivery of the underlying number of shares against payment therefor, and we may not elect to cash settle or net share settle a collared forward transaction. Additionally, we may not elect to settle a collared forward transaction prior to its maturity date.
If we elect to physically settle any initially priced forward transaction by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular initially priced forward transaction and the number of shares of our common stock underlying the particular initially priced forward transaction. In the event we elect to cash settle or net share settle, the settlement amount will be generally related to (1)(a) the weighted average price per share at which the relevant forward purchaser or its affiliate purchases shares of our common stock on each exchange business day during the relevant unwind period for such settlement under that particular initially priced forward transaction minus (b) the applicable forward sale price, as specified under the applicable initially priced forward transaction; multiplied by (2) the number of shares of our common stock underlying the particular initially priced forward transaction subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions over an unwind period for delivery to third-party stock lenders in order to close out its or its affiliate’s hedge position in respect of that particular initially priced forward transaction (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement) and, if applicable, in the case of net share settlement, to deliver shares of our common stock to us to the extent required in settlement of such initially priced forward transaction. The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price of our common stock over such time, thereby increasing the amount of cash we owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular initially priced forward transaction. See “Risk Factors.”
On the settlement date for a collared forward transaction, which will be a date elected by the relevant collared forward purchaser that will not be earlier than the first acceleration date and not later than the scheduled maturity date for the collared forward transaction, (1) we will deliver to the relevant collared forward purchaser the number of shares underlying each component of the collared forward transaction, and (2) the relevant collared forward purchaser will pay to us an amount equal to the sum of the (i) Floor Cash Amount and (ii) Modified Physical Settlement Cash Amount. However, we will, subject to certain conditions specified in the relevant collared forward sale agreement, have the right to elect to receive the Modified Physical Settlement Cash Amount in the form of our common stock, instead of cash, with the number of shares to be calculated over an unwind period following the settlement date of the collared forward transaction set forth in the relevant collared forward sale agreement based on the SEC Rule 10b-18 volume-weighted average price, as measured under the collared forward sale agreement, of our common stock during such period. See “Forward Transactions — Collared Forward Transactions — Settlement” for additional information.
Other Relationships
The sales agents and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, some of the sales agents and/or their affiliates have in the past and may in the future provide us and our affiliates with commercial banking, investment banking, financial advisory and other services for which they have received and in the future will receive customary fees.
In addition, in the ordinary course of their respective business activities, the sales agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.
Certain of the sales agents, forward sellers or forward purchasers or their respective affiliates that have a lending relationship with us routinely hedge, and certain others of those sales agents, forward sellers or forward purchasers or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such sales agents, forward sellers and forward purchasers and their respective affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities.
The sales agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
No Public Offering Outside of the United States
Other than in the United States, no action has been taken that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Conflicts of Interest
The forward purchasers (or their respective affiliates) will receive the net proceeds of any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with any forward sale agreement. Because certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement, such sales agents would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent such sales agents or affiliates receive at least 5% of the net proceeds of the offering. Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA Rule 5121. If the offering is conducted in accordance with FINRA Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder. Pursuant to FINRA Rule 5121, because there is a “bona fide public market” for the shares of our common stock, the appointment of a qualified independent underwriter is not necessary in connection with this offering.
Listing on the New York Stock Exchange
Our common stock is listed and trades on the NYSE under the symbol “DUK.”

LEGAL MATTERS
The validity of our common stock will be passed upon for Duke Energy Corporation by Elizabeth H. Jones, Esq., who is Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Corporation. Certain legal matters with respect to the offering will be passed upon for Duke Energy Corporation by Hunton Andrews Kurth LLP, New York, New York. Sidley Austin LLP, New York, New York, has acted as counsel to the sales agents, the forward sellers and the forward purchasers. Sidley Austin LLP acts and, in the past has acted, as counsel to Duke Energy Corporation and certain of its subsidiaries in connection with various matters.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through our website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC’s website at http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents incorporated in the accompanying prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. We incorporate by reference the documents listed below and any future documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering is completed:
•
Annual Report on Form 10-K for the year ended December 31, 2025; and

•
Current Report on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 (or any related exhibit furnished under Item 9.01(d) thereof)) filed on March 3, 2026.

We and certain of our subsidiaries separately filed the combined Annual Report on Form 10-K listed above. We do not intend to incorporate by reference into this prospectus supplement the stand alone information relating to our subsidiaries, and we make no representation as to such stand alone information relating to any of our subsidiaries contained in such combined reports.
We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus supplement. You may request a copy by writing us at the following address or telephoning one of the following numbers:
Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(800) 488-3853 (toll-free)

Prospectus
Duke Energy Corporation
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Stock Purchase Contracts
Stock Purchase Units
From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.
We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol “DUK.”
Investing in our securities involves risks. You should carefully consider the information in the section entitled “Risk Factors” on page 1 of this prospectus before you invest in any of our securities.
We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 23, 2025.

Prospectus

i

REFERENCES TO ADDITIONAL INFORMATION
This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review through the Securities and Exchange Commission’s, or SEC’s, website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:
Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(800) 488-3853 (toll-free)
See “Where You Can Find More Information” in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Duke Energy filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, we are registering an unspecified amount of our common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units and debt securities, and may issue any of such securities in one or more offerings.
This prospectus provides general descriptions of the securities we may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption “Where You Can Find More Information.”
Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Duke Energy,” “we,” “us” and “our” or similar terms are to Duke Energy Corporation and its subsidiaries.
FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and we expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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THE COMPANY
Duke Energy Corporation, or Duke Energy, together with its subsidiaries, is a diversified energy company with both regulated and nonregulated utility operations. We conduct business through the following operating business segments: Electric Utilities and Infrastructure and Gas Utilities and Infrastructure.
Duke Energy’s Electric Utilities and Infrastructure segment conducts operations primarily through the regulated public utilities of Duke Energy Carolinas, LLC, Duke Energy Progress, LLC, Duke Energy Florida, LLC, Duke Energy Indiana, LLC and Duke Energy Ohio, Inc. Duke Energy’s Electric Utilities and Infrastructure segment provides retail electric service through the generation, transmission, distribution and sale of electricity to approximately 8.6 million customers within the Southeast and Midwest regions of the U.S. The service territory is approximately 90,000 square miles across six states with a total estimated population of 27 million people. The operations include electricity sold wholesale to municipalities, electric cooperative utilities and other load-serving entities. Duke Energy’s Electric Utilities and Infrastructure segment is also a joint owner of certain electric transmission projects.
Duke Energy’s Gas Utilities and Infrastructure segment conducts natural gas operations primarily through the regulated public utilities of Piedmont Natural Gas Company, Inc., Duke Energy Ohio, Inc. and Duke Energy Kentucky, Inc. Duke Energy’s Gas Utilities and Infrastructure segment serves residential, commercial, industrial and power generation natural gas customers, including customers served by municipalities who are wholesale customers. Duke Energy’s Gas Utilities and Infrastructure segment has over 1.7 million total customers, including approximately 1.2 million customers located in North Carolina, South Carolina and Tennessee, and an additional 560,000 customers located within southwestern Ohio and northern Kentucky.
Duke Energy is a Delaware corporation. The address of Duke Energy’s principal executive offices is 525 South Tryon Street, Charlotte, North Carolina 28202-1803 and its telephone number is (800) 488-3853. Duke Energy’s common stock is listed and trades on the New York Stock Exchange under the symbol “DUK.”
The foregoing information about Duke Energy is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy, you should refer to the information described under the caption “Where You Can Find More Information” in this prospectus.
RISK FACTORS
Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K as they may be updated by our subsequent Quarterly Reports on Form 10-Q, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.
USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF COMMON STOCK
The following summary of our capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law, or the DGCL, and our amended and restated certificate of incorporation. The following discussion is a summary of our amended and restated certificate of incorporation and by-laws and is qualified in its entirety by reference to those documents.
Our total number of authorized shares of capital stock consists of 2 billion shares of common stock, par value $0.001 per share, and 44 million shares of preferred stock, par value $0.001 per share.
Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, with respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of any outstanding shares of common stock vote together as a class, and every holder of common stock is entitled to cast one vote in person or by proxy for each share of common stock standing in such holder’s name on our books. We do not have a classified board of directors nor do we permit cumulative voting.
Holders of common stock are not entitled to any preemptive rights to subscribe for additional shares of common stock nor are they liable to further capital calls or to assessments by us.
Subject to applicable law and the rights, if any, of the holders of any class or series of preferred stock having a preference over the rights to participate with the common stock with respect to the payment of dividends, holders of our common stock are entitled to receive dividends or other distributions as declared by our board of directors at its discretion.
The board of directors may create a class or series of preferred stock with dividends the rate of which is calculated by reference to, and payment of which is concurrent with, dividends on shares of common stock.
DESCRIPTION OF PREFERRED STOCK
Our board of directors has the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of preferred stock into one or more classes or series and, with respect to each such class or series, to determine by resolution or resolutions the number of shares constituting such class or series and the designation of such class or series, the voting powers, if any, of the shares of such class or series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of any such class or series of preferred stock to the full extent now or as may in the future be permitted by the law of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights of each class or series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding. Except as otherwise required by law, as provided in the certificate of incorporation or as determined by our board of directors, holders of preferred stock will not have any voting rights and will not be entitled to any notice of shareholder meetings.
Provisions that Have or May Have the Effect of Delaying or Prohibiting a Change in Control
Under our certificate of incorporation, the board of directors has the full authority permitted by Delaware law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any class or any series of any class of the preferred stock.
The certificate of incorporation also provides that a director may be removed from office with or without cause. However, subject to applicable law, any director elected by the holders of any series of preferred stock may be removed without cause only by the holders of a majority of the shares of such series of preferred stock.
Our certificate of incorporation requires an affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all our classes entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal provisions in the certificate of incorporation which relate to the number of directors and vacancies and newly created directorships.

Our certificate of incorporation provides that certain actions required or permitted to be taken at an annual or special meeting of shareholders may be effected without a meeting by written consent of the holders of our common stock, but only if such action is taken in accordance with our certificate of incorporation, our by-laws and applicable law.
Our by-laws provide that, except as expressly required by the certificate of incorporation or by applicable law, and subject to the rights of the holders of any series of preferred stock, special meetings of the shareholders or of any series entitled to vote may be called for any purpose or purposes only by the Chairman of the board of directors or by the board of directors. In addition, special meetings of the shareholders or of any class or series entitled to vote may also be called by our Secretary upon the written request by the holders of record at the time such request is delivered representing at least fifteen percent (15%) of the outstanding shares of our common stock.
The provisions of our certificate of incorporation and by-laws conferring on our board of directors the full authority to issue preferred stock, the restrictions on removing directors elected by holders of preferred stock, the supermajority voting requirements relating to the amendment, alteration or repeal of the provisions governing the number of directors and filling of vacancies and newly created directorships, and the requirement that shareholders act at a meeting unless all shareholders agree in writing, in certain instances could have the effect of delaying, deferring or preventing a change in control or the removal of existing management.
DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.
In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the depositary shares offered thereby. The terms of any offered depositary shares will be described in a supplement to this prospectus.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, shares of our common stock at a future date or dates. We may fix the price and the number of shares of common stock subject to the stock purchase contract at the time we issue the stock purchase contracts or we may provide that the price and number of shares of common stock will be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in either:

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our senior debt securities or subordinated debt securities or our preferred stock, or

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debt securities of third parties, including, but not limited to, U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements. The description in the applicable prospectus supplement will not contain all of the information you may find useful and reference will be made to the stock purchase contracts or stock purchase units and, if applicable, the collateral or depository arrangement relating to the stock purchase contracts or stock purchase units.
DESCRIPTION OF DEBT SECURITIES
Duke Energy will issue the debt securities, whether senior or subordinated, in one or more series under its Indenture, dated as of June 3, 2008, as supplemented from time to time. Unless otherwise specified in the applicable prospectus supplement, the trustee under the Indenture, or the Indenture Trustee, will be The Bank of New York Mellon Trust Company, N.A. A copy of the Indenture is an exhibit to the registration statement, of which this prospectus is a part.
Duke Energy conducts its business through subsidiaries. Accordingly, its ability to meet its obligations under the debt securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Energy. In addition, the rights that Duke Energy and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors. Certain subsidiaries of Duke Energy have incurred substantial amounts of debt in the operations and expansion of their businesses, and Duke Energy anticipates that certain of its subsidiaries will do so in the future.
Holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any holders of preferred stock. In addition to trade debt, certain of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. Unless otherwise specified in a prospectus supplement, the Indenture will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.
The following description of the debt securities is only a summary and is not intended to be comprehensive. For additional information you should refer to the Indenture.
General
The Indenture does not limit the amount of debt securities that Duke Energy may issue under it. Duke Energy may issue debt securities from time to time under the Indenture in one or more series by entering into supplemental indentures or by its board of directors or a duly authorized committee authorizing the issuance.
The debt securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.
Provisions Applicable to Particular Series
The prospectus supplement for a particular series of debt securities being offered will disclose the specific terms related to the offering, including the price or prices at which the debt securities to be offered will be issued. Those terms may include some or all of the following:
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the title of the series;

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the total principal amount of the debt securities of the series;

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the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy has to change the date on which principal is payable;

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the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

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any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

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whether Duke Energy may extend the interest payment periods and, if so, the terms of the extension;

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the place or places where payments will be made;

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whether Duke Energy has the option to redeem the debt securities and, if so, the terms of its redemption option;

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any obligation that Duke Energy has to redeem the debt securities through a sinking fund or to purchase the debt securities through a purchase fund or at the option of the holder;

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whether the provisions described under “Satisfaction and Discharge; Defeasance and Covenant Defeasance” will not apply to the debt securities;

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the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

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if payments may be made, at Duke Energy’s election or at the holder’s election, in a currency other than that in which the debt securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

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the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

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whether the debt securities will be issuable as global securities and, if so, the securities depositary;

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any changes in the events of default or covenants with respect to the debt securities;

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any index or formula used for determining principal, premium or interest;

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the terms of the subordination of any series of subordinated debt;

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if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

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the person to whom any interest shall be payable if other than the person in whose name the debt security is registered on the regular record date for such interest payment; and

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any other terms.

Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy will issue the debt securities only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the debt securities. Duke Energy may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange (excluding certain exchanges not constituting a transfer as set forth in the Indenture). Subject to the terms of the Indenture and the limitations applicable to global securities, transfers and exchanges of the debt securities may be made at The Bank of New York Mellon Trust Company, N.A., 240 Greenwich Street, New York, New York 10286 or at any other office maintained by Duke Energy for such purpose.
The debt securities will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy states otherwise in the applicable prospectus supplement. Duke Energy may at any time deliver executed debt securities to the Indenture Trustee for authentication, and the Indenture Trustee shall authenticate such debt securities upon the written request of Duke Energy and satisfaction of certain other conditions set forth in the Indenture.
Duke Energy may offer and sell the debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency other than U.S. dollars.
Global Securities
We may issue some or all of the Debt Securities as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.
As long as the securities depositary or its nominee is the registered holder of a global security representing Debt Securities, that person will be considered the sole owner and holder of the global security and the securities it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:
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may not have the global security or any Debt Securities registered in their names;

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may not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for the global security; and

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will not be considered the owners or holders of the global security or any Debt Securities for any purposes under the applicable securities or the related mortgage or indenture.

We will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called “participants” in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Debt Securities the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:
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the securities depositary, with respect to participants’ interests; and

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any participant, with respect to interests the participant holds on behalf of other persons.

Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global security representing Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:
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Duke Energy Corporation;

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the applicable trustee; or

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any agent of either of them.

Redemption
Provisions relating to the redemption of debt securities will be set forth in the applicable prospectus supplement. Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy may redeem debt securities only upon notice mailed at least thirty (30), but not more than sixty (60) days before the date fixed for redemption. Unless Duke Energy states otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Indenture Trustee, or the applicable paying agent, receiving sufficient funds to pay the principal, premium and interest on those debt securities on the date fixed for redemption and that if the Indenture Trustee or the applicable paying agent does not receive those funds, the redemption notice will not apply, and Duke Energy will not be required to redeem those debt securities. If less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed shall be selected by the Indenture Trustee by such method as the Indenture Trustee shall deem fair and appropriate.
Duke Energy will not be required to:
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issue, register the transfer of, or exchange any debt securities of a series during the fifteen (15) day period before the date the notice is mailed identifying the debt securities of that series that have been selected for redemption; or

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register the transfer of or exchange any debt security of that series selected for redemption except the unredeemed portion of a debt security being partially redeemed.

Consolidation, Merger, Conveyance or Transfer
The Indenture provides that Duke Energy may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy’s obligations under the Indenture and the debt securities issued under it, and Duke Energy must deliver to the Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy under the Indenture, and Duke Energy will be relieved of its obligations under the Indenture and the debt securities.
Modification; Waiver
Duke Energy may modify the Indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series of debt securities that are affected by the modification, voting as one class. The consent of the holder of each outstanding debt security affected is, however, required to:
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change the maturity date of the principal or any installment of principal or interest on that debt security;

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reduce the principal amount, the interest rate or any premium payable upon redemption of that debt security;

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reduce the amount of principal due and payable upon acceleration of maturity;

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change the currency of payment of principal, premium or interest on that debt security;

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impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

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reduce the percentage in principal amount of debt securities of any series required to modify the Indenture, waive compliance with certain restrictive provisions of the Indenture or waive certain defaults; or

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with certain exceptions, modify the provisions of the Indenture governing modifications of the Indenture or governing waiver of covenants or past defaults.

In addition, Duke Energy may modify the Indenture for certain other purposes, without the consent of any holders of debt securities.
Unless Duke Energy states otherwise in the applicable prospectus supplement, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, for that series, Duke Energy’s compliance with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the outstanding debt securities of all series under the Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any debt security or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding debt security of the series affected.
Events of Default
The following are events of default under the Indenture with respect to any series of debt securities, unless Duke Energy states otherwise in the applicable prospectus supplement:
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failure to pay principal of or any premium on any debt security of that series when due;

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failure to pay when due any interest on any debt security of that series that continues for sixty (60) days; for this purpose, the date on which interest is due is the date on which Duke Energy is required to make payment following any deferral of interest payments by it under the terms of debt securities that permit such deferrals;

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failure to make any sinking fund payment when required for any debt security of that series that continues for sixty (60) days;

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failure to perform any other covenant in the Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for ninety (90) days after the Indenture Trustee or the holders of at least 33% of the outstanding debt securities of that series give Duke Energy and, if such notice is given by the holders, the Indenture Trustee written notice of the default; and

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certain bankruptcy, insolvency or reorganization events with respect to Duke Energy.

In the case of the fourth event of default listed above, the Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of debt securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy has initiated and is diligently pursuing corrective action within the original grace period.
Duke Energy may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.
If an event of default with respect to debt securities of a series occurs and is continuing, then the Indenture Trustee or the holders of at least 33% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration, but before a judgment or decree for payment of the money due has been obtained if:
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Duke Energy has paid or deposited with the Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Indenture Trustee; and

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all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

The Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of debt securities unless those holders have offered the Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding debt securities of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee or the exercise of any power of the Indenture Trustee with respect to those debt securities. The Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, or in the payment of any sinking or purchase fund installment, from the holders of any series if the Indenture Trustee in good faith considers it in the interest of the holders to do so.
The holder of any debt security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that debt security on its maturity date or redemption date and to enforce those payments.

Duke Energy is required to furnish each year to the Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Indenture or, if there has been a default, specifying the default and its status.
Payments; Paying Agent
The paying agent will pay the principal of any debt securities only if those debt securities are surrendered to it. The paying agent will pay interest on debt securities issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy states otherwise in the applicable prospectus supplement, the paying agent will pay interest on debt securities that are not in global form at its office or, at Duke Energy’s option:
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by wire transfer to an account at a banking institution in the United States that is designated in writing to the Indenture Trustee at least sixteen (16) days prior to the date of payment by the person entitled to that interest; or

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by check mailed to the address of the person entitled to that interest as that address appears in the security register for those debt securities.

Unless Duke Energy states otherwise in the applicable prospectus supplement, the Indenture Trustee will act as paying agent for that series of debt securities, and the principal corporate trust office of the Indenture Trustee will be the office through which the paying agent acts. Duke Energy may, however, change or add paying agents or approve a change in the office through which a paying agent acts.
Any money that Duke Energy has paid to the Indenture Trustee or a paying agent for principal, any premium or interest on any debt securities which remains unclaimed at the end of two years after that principal, premium or interest has become due will be repaid to Duke Energy at its request. After repayment to Duke Energy, holders should look only to Duke Energy for those payments.
Satisfaction and Discharge, Defeasance and Covenant Defeasance
Upon the written request of Duke Energy, the Indenture shall be satisfied and discharged (except as to certain surviving rights and obligations specified in the Indenture) when:
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either all debt securities have been delivered to the Indenture Trustee for cancellation or all debt securities not delivered to the Indenture Trustee for cancellation are due and payable within one year (at maturity or due to redemption) and Duke Energy has deposited with the Indenture Trustee money or government obligations sufficient to pay and discharge such debt securities to the applicable maturity or redemption date (including principal, any premium and interest thereon);

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Duke Energy has paid or caused to be paid all other sums payable under the Indenture by Duke Energy; and

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Duke Energy has delivered to the Indenture Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with.

The Indenture provides that Duke Energy may be:
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discharged from its obligations, with certain limited exceptions, with respect to any series of debt securities, as described in the Indenture, such a discharge being called a “defeasance” in this prospectus; and

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released from its obligations under certain restrictive covenants especially established with respect to any series of debt securities, as described in the Indenture, such a release being called a “covenant defeasance” in this prospectus.

Duke Energy must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those debt securities on the maturity dates of those payments or upon redemption.

Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default under the Indenture. Following a covenant defeasance, the payment of debt securities may not be accelerated by reference to the covenants from which Duke Energy has been released. A defeasance may occur after a covenant defeasance.
Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.
Under current United States federal income tax law, unless accompanied by other changes in the terms of the debt securities, a covenant defeasance should not be treated as a taxable exchange.
Concerning the Indenture Trustee
The Bank of New York Mellon Trust Company, N.A., is the Indenture Trustee. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with the Indenture Trustee or its affiliates. The Indenture Trustee or its affiliates also serve as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and of certain of its affiliates are outstanding.
The Indenture Trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default under the Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.
Upon any application by Duke Energy to the Indenture Trustee to take any action under any provision of the Indenture, Duke Energy is required to furnish to the Indenture Trustee such certificates and opinions as may be required under the Trust Indenture Act of 1939, as amended.
PLAN OF DISTRIBUTION
We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
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the name or names of any underwriters;

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the purchase price of the securities and the proceeds to us from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.
We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.
Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.
Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from Duke Energy Corporation’s Annual Report on Form 10-K, and the effectiveness of Duke Energy Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
VALIDITY OF THE SECURITIES
Elizabeth H. Jones, Esq., who is Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Corporation, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through Duke Energy’s website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. Duke Energy incorporates by reference the documents listed below and any future documents filed by Duke Energy Corporation with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering is completed:
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Annual Report on Form 10-K for the year ended December 31, 2024, including the portions of our definitive proxy statement filed on Schedule 14A on March 14, 2025 that are incorporated by reference therein;

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Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025; and

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Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 (or any related exhibit furnished under Item 9.01(d) thereof)) filed on January 13, 2025, February 3, 2025, March 17, 2025, May 5, 2025, July 29, 2025, August 5, 2025, September 11, 2025 and September 12, 2025.

We and certain of our subsidiaries separately filed the combined Annual Report on Form 10-K and combined Quarterly Reports on Form 10-Q listed above. We do not intend to incorporate by reference into this prospectus the stand alone information relating to our subsidiaries, and we make no representation as to such stand alone information relating to any of our subsidiaries contained in such combined reports.
We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:
Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(800) 488-3853 (toll-free)
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.